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On July 17, 2014, the following newsletter was posted on the Pepco Holdings, Inc. (Pepco Holdings) intranet and emailed to all employees of Pepco Holdings and Exelon Corporation.

INTEGRATION Issue 4 July 17, 2014 inFORMATION Introducing the Business Area Teams
Dear Colleagues, In this issue of IN: Integration Information, we are pleased to announce the Business Area Teams (BATs), who will be managing and carrying out the work of the Analysis and Design phases of Exelon and PHI’s integration. There are nine BATs representing Finance, HR, Supply Chain, IT, Legal, Communications, Other Shared Services, Utility Operations and Non-Utility Operations. The number of members on a team varies according to the organization’s size and needs. All told, more than 100 employees from across Exelon and PHI will be working together to create an organization that is ready for safe, reliable operations on Day One—and ongoing success thereafter. The Business Area Teams are charged with a tremendous responsibility. We are grateful in advance for their leadership and look forward to working with them as we create the new combined organization. We ask that you, too, extend your support as these teams seek data about organizational structure, processes, systems and costs so that decisions can be made with the best available data. The leads and many members of the BATs will be attending an Analysis Phase kick-off meeting on July 30 in Washington. At that meeting, we will brief them on the Integration Office and BAT structure, timeline and near-term deliverables. We also will review the same guiding principles we reviewed at the Core Team kickoff: keeping the enterprise’s best interests at the forefront, ensuring decisions are fact based and the importance of being accountable. When you click on the links below, you’ll see that the names are presented in simple list format by area. We want to emphasize that this list in no way previews the new functional organizational design or staffing selections, and that BAT members will be applying the guiding principles and other operational ground rules that we have set up for the integration process to ensure fairness and optimum outcomes for the combined company. We know there are many questions about the future. Through the deliberate and disciplined processes of analysis and design, we will arrive at many of those answers. We want to thank you for your patience and support as we proceed with the mission before us. Sincerely, Links to Business Area Teams Exelon employees click here to view List of Business Area Teams PHI employees click here to view the List of Business Area Teams Carim Khouzami Donna Kinzel Exelon pepco holdings, inc

INTEGRATION INFORMATION Issue 4: July 17, 2014 Integration Office Organization Sample call out box with text. Steering Chair Von Hoene (EXC) Chief Integration O_ce Khouzami (EXC) Kinzel (PHI) HR Krick (EXC) Sullivan (PHI) PMO Lead Humphrey (EXC) Smiley (PHI) Communication Karesh (EXC) Vrees (PHI ) Finance Waden (EXC) Agra (PHI) Supply Chain Hurley (EXC) Dickerson (PHI ) Operations Gabriel (EXC) Dickerson (PHI ) IT Kim (EXC) Myers (PHI ) Core Team Business Area Teams (BAT) Finance HR Supply Chain IT Legal Communi-cations Utility Operations Non-Utility Operations Other Shared Services Exelon and PHI: Shared Values In their direct testimony submitted to the regulatory commissions involved in approving the merger, Exelon CEO Chris Crane and PHI CEO Joe Rigby talked about their respective company’s values. As you can see from the comparison below (words have been bolded by the editors of this newsletter), while Exelon and PHI express their values in slightly different ways, the important substantive elements are closely aligned. Of note, although PHI does not include “innovation” in its official values, it is a central concept of its Aspiration Statement, which says, “We will become best in class in safety, reliability, customer service and innovation…” Reflecting on the importance of common values, Chris wrote that “… common core values are important because they express a common corporate culture. The cultural aspect of a business combination is one of the intangible factors that directly affects the successful longer-term operation of the enterprise.” Job concurred, emphasizing that “… sharing core values will facilitate the alignment of various business processes and the integration of the operations of the PHI and Exelon utilities following the merger. This is an important reason why PHI and Exelon are excellent merger partners.” In a future issue of IN, we will share each company’s vision statement. Exelon’s Values PHI’s Values We are dedicated to safety. Safety—We make safety the most important part of everything we do. We actively pursue excellence. Accountability—We accept responsibility for our actions and behavior. We innovate to better serve our customers. Integrity—We do the right thing. We act with integrity and are accountable to our communities and the environment. Diversity—We treat everyone with dignity and respect. We succeed as an inclusive and diverse team. Excellence—We strive to be the best. Approximately one million residential customers serves more than 2/3 of the fortune 100 more than 100,000 presence in 48 states & DC constellation by the numbers business & government customers Reflecting on the importance of common values, Chris wrote that “… common core values are important because they express a common corporate culture. The cultural aspect of a business combination is one of the intangible factors that directly affects the successful longer-term operation of the enterprise.” Joe concurred, emphasizing that “… sharing core values will facilitate the alignment of various business processes and the integration of the operations of the PHI and Exelon utilities following the merger. This is an important reason why PHI and Exelon are excellent merger partners.” In a future issue of IN, we will share each company’s vision statement.

INTEGRATION INFORMATION Issue 4: July 17, 2014 About Constellation Retail Approximately one million residential customers serves more than 2/3 of the fortune 100 more than 100,000 presence in 48 states & DC constellation by the numbers business & government customers Constellation, part of Exelon Generation, is Exelon’s competitive retail and wholesale energy business. Constellation’s retail business, the 2013 leader in that industry sector, manages and supplies energy products and services to a broad spectrum of customers nationwide. The company serves the largest commercial, industrial, and public-sector power and gas users, as well as the small business and residential communities, with products and services in natural gas, electricity, load response, energy efficiency, solar power, distributed generation, and residential HVAC services. In 2013, Constellation Retail: Delivered 398 billion cubic feet of natural gas to commercial and industrial (C&I) customers; Served peak load of 87 terawatt-hours; Managed 1,300 megawatts of dispatchable load response; Helped customers conserve 50 megawatts through energy efficiency measures; Completed or had under construction 164 megawatts of solar (this is separate from utility-grade solar installations managed by Exelon Power); and Provided power and gas service in 34 states, while having a presence in every one of the contiguous 48. Constellation serves two-thirds of the Fortune 100, more than 100,000 business customers and approximately 1 million residential customers. The company retains its high profile in the public sector market, serving 350 agencies and institutions that also include the U.S. Capitol, Smithsonian, FBI and the Federal Reserve. To learn more about Constellation Retail’s products and services, visit constellation.com. Rules of the Road Have Questions or Feedback? Bringing companies together is a complicated and lengthy process and is sure to raise questions and ideas. Please share them with us! We’ll provide answers in FAQs that we will be publishing on our corporate intranets about once a month. Please keep in mind that the merger is a work in progress and some answers will not be immediately available. To ask your question or share your idea, please click the link for your company below: Exelon employees, click here. PHI employees, click here. To read the published Q&As, click on the following links: Exelon employees, click here. PHI employees, click here. While Exelon and PHI work together to obtain necessary regulatory approvals and to close the transaction (see page one), the companies must operate as entirely separate businesses. This means that Exelon may not make business decisions for PHI and vice versa. In addition, the companies may not exchange competitively sensitive information, and must be careful not to do anything that hinders either entity’s ability to operate successfully on its own were the transaction not to close. This is an important and sometimes complicated topic. If you have any questions, please discuss with the Legal department. Miss an Issue of IN? Over the past 6 weeks, we’ve published three previous issues of IN: Integration Information. If you missed any of the newsletters, click on the following links to catch up. Exelon employees: Visit the Exelon/PHI information page on myExelon. | PHI employees: click here.

INTEGRATION INFORMATION Issue 4: July 17, 2014 Cautionary Statements Regarding Forward-Looking Information Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Exelon or PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (12) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; (3) PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (4) PHI’s First Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive. Additional Information and Where to Find It This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Participants in the Merger Solicitation Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. IN is scheduled for publication every other Thursday by Exelon and PHI Corporate Communications, subject to merger events. Supervisors, please share with team members who do not have email or regular intranet access.